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                                                                  Exhibit 99.2

                               INTEG INCORPORATED
                         SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 2000
                                     _:__ AM
                                   __________
                                   __________
                                   __________
                                 MINNEAPOLIS, MN








INTEG INCORPORATED
2800 PATTON ROAD, ST. PAUL, MN 55113                                       PROXY
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan L. Critzer and Richard F. Mussmann, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Integ Incorporated to be held on ________, 2000 (the "Special Meeting"), and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

The Board of Directors recommends that you vote "FOR" the proposals. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.




                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE








                      See reverse for voting instructions.
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Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

                               PLEASE DETACH HERE



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To adopt the Agreement and Plan of Merger, dated as of October 3, 2000, by and among Inverness Medical Technology, Inc. ("Inverness"), Terrier Acquisition Corp. (the "Merger Subsidiary") and Integ Incorporated ("Integ"), as amended by the First Amendment to Agreement and Plan of Merger, dated October 16, 2000, by and among Inverness, Merger Subsidiary and Integ (together the "Merger Agreement"), providing for the merger (the "Merger") of Integ with and into Merger Subsidiary, and to authorize the Merger and the other transactions contemplated thereby.

                   / / For       / / Against       / / Abstain

2. To vote to adjourn the Special Meeting to solicit additional proxies in the event that the number of proxies sufficient to approve the Agreement and Plan of Merger has not been received by the date of the Special Meeting.

                   / / For       / / Against       / / Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change?  Mark Box   / /     Indicate changes below:
                                                 Date: ___________________, 2000

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                                   Signature(s) in Box
                                   Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.